Independent Auditors' Consent


We consent to the use in this Pre-effective Amendment No. 1 to Registration Statement No. 333-25057 of Northbrook Life Variable Life Separate Account A of Northbrook Life Insurance Company of our report dated February 21, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/  DELOITTE & TOUCHE LLP
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     Deloitte & Touche LLP

Chicago, Illinois
August 18, 1997